UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36401	39-1975614
(Commission File Number)	(I.R.S. Employer Identification No.)

7035 South High Tech Drive, Midvale, Utah	84047
(Address of Principal Executive Offices)	(Zip Code)

(801) 566-6681
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

Sportsman’s Warehouse Holdings, Inc. (the “Company”) will hold its annual meeting of shareholders (the “2016 Annual Meeting”) on May 19, 2016, at 8:00 a.m., Mountain Time, at Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, UT 84047.

Because the date of the 2016 Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2015 annual meeting of shareholders, the deadline for the submission of proposals by shareholders for inclusion in the Company’s proxy materials relating to the 2016 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be the close of business on March 25, 2016, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any proposal received after such date will be considered untimely.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), shareholders who intend to nominate a person for election as a director or submit a proposal regarding any other matter of business at the 2016 Annual Meeting must deliver written notice of any proposed business or nomination to the Company’s Secretary at the Company’s principal executive offices, no later than the close of business on March 25, 2016 (which is the tenth day following the date of filing of this Current Report on Form 8-K, which provides the first public announcement of the date of the 2016 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Company’s Bylaws in order to be considered at the 2016 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

		By:	/s/ Kevan P. Talbot
Date:	March 15, 2016		Kevan P. Talbot
Chief Financial Officer and Secretary